As filed with the Securities and Exchange Commission on March 28, 2013

Registration Statement No. 333-144112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9-1, Nihonbashi 1-chome

Chuo-ku, Tokyo, 103-8645

Japan

(81-3-5255-1000)

(Address of Principal Executive Offices)

Stock Acquisition Rights (No.7) of Nomura Holdings, Inc.

Stock Acquisition Rights (No.8) of Nomura Holdings, Inc.

(Full Title of the Plan)

Nomura Securities International, Inc.

2 World Financial Center, Building B

New York, New York 10281-1198

(212-667-9300)

(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE

Nomura Holdings, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No.1 to Form S-8 to amend the Registration Statement on Form S-8 filed on June 28, 2007 (File No. 333-144112) (the “Registration Statement”) to deregister shares of the Registrant’s common stock relating to options issued under the Stock Acquisition Rights (No.7) and Stock Acquisition Rights (No.8) of Nomura Holdings, Inc.

A total of 1,957,700 shares were registered under the Registration Statement (248,700 shares relating to the options under the Stock Acquisition Rights (No.7) of Nomura Holdings, Inc. and 1,709,000 shares relating to the options under the Stock Acquisition Rights (No.8) of Nomura Holdings, Inc).

Of the 1,709,000 shares relating to the options under the Stock Acquisition Rights (No.8) of Nomura Holdings, Inc., 1,476,800 shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No.8) of Nomura Holdings, Inc. on June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan on March 28, 2013.

NOMURA HOLDINGS, INC.

By:	/s/ Koji Nagai
Name:	Koji Nagai
Title:	Representative Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the following capacities on March 28, 2013.

Signature	Title

/s/ Nobuyuki Koga Nobuyuki Koga	Director Chairman of the Board of Directors

/s/ Haruo Tsuji Haruo Tsuji	Director

/s/ Tsuguoki Fujinuma Tsuguoki Fujinuma	Director

/s/ Masahiro Sakane Masahiro Sakane	Director

/s/ Dame Clara Furse Dame Clara Furse	Director

/s/ Takao Kusakari Takao Kusakari	Director

/s/ Toshinori Kanemoto Toshinori Kanemoto	Director

/s/ Michael Lim Choo San Michael Lim Choo San	Director

/s/ Masanori Itatani Masanori Itatani	Director

/s/ Masanori Nishimatsu Masanori Nishimatsu	Director

/s/ David Benson David Benson	Director

/s/ Koji Nagai Koji Nagai	Representative Executive Officer (Principal Executive Officer)

/s/ Junko Nakagawa Junko Nakagawa	Executive Managing Director (Principal Financial Officer and Principal Accounting Officer)

/s/ David Findlay David Findlay	Senior Managing Director (Authorized Representative in the United States)